                                                                Exhibit 10.10(b)

"Pages where confidential treatment has been requested are marked 'Confidential Treatment Requested.' The redacted material has been separately filed with the Commission, and the appropriate section has been marked at the appropriate place and in the margin with a star (*)."

                       'Confidential Treatment Requested'

                                SECOND AMENDMENT
                                       TO
                  MASTER NATURAL GAS LIQUIDS PURCHASE AGREEMENT

          This Amendment is executed this 22 day of March, 1999, to be effective as of the Effective Date provided herein, by and between CHEVRON U.S.A. INC. ("Chevron") and DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP ("Dynegy").

          WHEREAS, Chevron and Dynegy (formerly known as Warren Petroleum Company, Limited Partnership) entered into that certain Master Natural Gas Liquids Purchase Agreement, effective as of September 1, 1996 (the "Master NGL Agreement"), as amended, under which Dynegy agreed to purchase, and Chevron agreed to sell, all of Chevron's right, title and interest in certain natural gas liquids ("NGLs"), as further described in the Master NGL Agreement; and

          WHEREAS, Chevron and Dynegy now wish to amend the Master NGL Agreement as set forth herein;

          NOW THEREFORE, in consideration of the premises and other valuable consideration, Chevron and Dynegy agree as follows:

          1. All references in the Master NGL Agreement to "Warren Petroleum Company, Limited Partnership" shall hereafter be deemed to refer to Dynegy.

          2. Section 5.1 of the Master NGL Agreement is hereby deleted in its entirety and replaced by the following new Section 5.1:

               5.1 Except as otherwise provided herein, WPC shall pay CUSA for
* the NGLs purchased hereunder (i) a price equal to [REDACTED] as quoted by the Oil Price Information Service ("OPIS") for Mont Belvieu, Texas (Non-TET) for the Month in which NGLs are delivered to WPC, less Mont Belvieu T&F Costs, for the volumes of NGLs delivered to WPC at the applicable Delivery Point at the tailgate of the Plants listed in Exhibit "B" which is attached hereto and made a
* part hereof, (ii) a price equal to [REDACTED] as quoted by OPIS for Group 140 (Conway, Kansas) for the Month in which NGLs are delivered to WPC, less Conway T&F Costs, for the volumes of NGLs delivered to WPC at the applicable Delivery Point at the tailgate of the Plants listed in Exhibit "C" which is attached hereto and made a part
* hereof (iii) a price equal to [REDACTED] as quoted by OPIS for Mont Belvieu, Texas (Non-TET) for the Month in which NGLs are delivered to WPC, less Mont Belvieu T&F Costs, plus the T&F Costs paid by CUSA to a third Person to fractionate Raw NGL Mix into Fractionated NGLs for the volumes of NGLs delivered to WPC at the applicable Delivery Point at the tailgate of the Plants listed in Exhibit "D" which is attached hereto and made a part hereof, (iv)

                        'Confidential Treatment Requested'

* [REDACTED] percent of the Netback Price for the volumes of NGLs delivered to WPC at the applicable Delivery Point at the tailgate of the Plants listed in Exhibit "E" which is attached hereto and made a part hereof, and (v) the price for each NGL delivered to WPC at the Delivery Point at the tailgate of the Venice Fractionator as set forth in Exhibit "F" which is attached hereto and made a part hereof. WPC shall use every reasonable effort to obtain the highest Netback Price for NGLs. Notwithstanding the foregoing, it is understood and agreed that WPC's share of the Netback Price received
*         from the disposition of NGLs (i.e., [REDACTED] as set forth in (iv)
* above), shall never be less than [REDACTED] per Gallon of each NGL delivered to WPC at the Delivery Point. The Parties recognize and acknowledge that during any given Month, NGLs delivered to WPC may be sold to WPC under different pricing scenarios as set forth in (i) through (iv) above, depending on the particular market for such NGLs as set forth in Exhibits "B", "C", "D" and "E".

          3. This Amendment is effective on and after February 1, 1999 (the "Effective Date").

          4. All other provisions of the Master NGL Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, Chevron and Dynegy have each caused their duly authorized representative to execute this Amendment.


DYNEGY MIDSTREAM SERVICES,                  CHEVRON U.S.A. INC.
LIMITED PARTNERSHIP
By Dynegy Midstream G.P., Inc.,
its General Partner

By: /s/ Ron Logan                           By:    /s/ Larry D. Robison
Name:   Ron Logan                           Name:  Larry D. Robison
Title:  DIRECTOR SUPPLY AND                 Title: Manager, Transportation and
        TERM SALES                          Regulatory


                                      2